                              LNB Bancorp, Inc.

                           Exhibit to Form 10 - K/A

                 (for the fiscal year ended December 31, 2001)

                        S - K Reference Number (99.1)

           Annual report on Form 11-K of The Lorain National Bank
          Employee Stock Ownership Plan for the plan year ended December 31, 2001 filed as an amendment to the annual report on Form 10-K.

                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON D.C. 20549

                                FORM 11-K

         FOR ANNUAL REPORTS OF EMPLOYEE STOCK PURCHASE, SAVINGS
           AND SIMILAR PLANS PURSUANT TO SECTION 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934






[ X ] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
      EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2001

Note: This Form 11-K is being filed as an amending Exhibit to the Form
      10-K of LNB Bancorp, Inc. for the fiscal year ended December 31, 2001 pursuant to Rule 15d-21, therefore no fee is required.



      [   ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
            SECURITIES EXCHANGE ACT OF 1934
      For the transition period from                  to
                                     ----------------    -----------



      Commission file number 0-13203



            THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
            ------------------------------------------------------
                         (Full title of the plan)



        Lorain National Bank   457 Broadway   Lorain, Ohio   44052-1769
       ---------------------------------------------------------------
        (Name of issuer of the securities held pursuant to the plan and the address of its principal executive office)

                                REQUIRED INFORMATION

Audited plan financial statements and schedules prepared in accordance with the financial reporting requirements of the Employee Retirement Income Securities Act of 1974, as amended, are filed herewith in lieu of the requirements of an audited statement of financial condition and statement of income and changes in plan equity.

Financial Statements and Exhibits

A) The following financial statements and schedules are filed as part of this annual report.

     1)   Independent Auditors' Report

     2)   Statements of Assets Available for Distribution to
          Participants - December 31, 2001 and 2000

     3) Statements of Changes in Assets Available for Distribution to Participants - Years ended December 31, 2001 and 2000.

     4)   Notes to Financial Statements

     5) Schedule H, line 4i - Schedule of Assets (Held at End of Year) - December 31, 2001

6) Schedule H, line 4j - Schedule of Reportable Transactions - Year ended December 31, 2001

B)   The following Exhibit is filed as part of this annual report:

     24.  Consent of Independent Accountants

(COVER EMBOSSED WITH LOGO)
KPMG LLP


The Lorain National Bank
Employee Stock Ownership Plan

Financial Statements and Schedules

December 31, 2001 and 2000


(With Independent Auditors' Report Thereon)

The Lorain National Bank
Employee Stock Ownership Plan

Table of Contents

                                                       Page

      Independent Auditors' Report                       1

      Statements of Assets Available for Distribution
       To Participants, December 31, 2001 and 2000       2

      Statements of Changes in Assets Available for
       Distribution to Participants, Years ended
       December 31, 2001 and 2000                        3

      Notes to Financial Statements                      4

      Schedules

      1 Schedule H, line 4i -Schedule of Assets (Held
         at End of Year) - December 31, 2001             8

      2 Schedule H, line 4j - Schedule of Reportable
         Transactions - Year ended December 31, 2001     9

      All other schedules required to be filed in accordance with the Employee Retirement Income Security Act of 1974 are not applicable and accordingly have been omitted

(LETTERHEAD)
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

                        Independent Auditors' Report

The Plan Administrator
The Lorain National Bank
Sponsor of The Lorain National Bank
  Employee Stock Ownership Plan:

We have audited the accompanying statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan (Plan) as of December 31, 2001 and 2000, and the related statements of changes in assets available for distribution to participants for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets available for distribution to participants of the Plan as of December 31, 2001 and 2000, and the changes in those assets for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedule H, line 4i-Schedule of Assets (Held at End of Year) as of December 31, 2001 and
Schedule H, line 4j - Schedule of Reportable Transactions for the year ended December 31, 2001 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ KPMG LLP
June 21, 2002

(LOGO)
Member Firm of
KPMG International

                         THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

       Statements of Assets Available for Distribution to Participants

                        December 31, 2001 and 2000


                  ASSETS                             2001        2000
                                                  ----------  ----------
  Assets available for distribution
  to participants:
    Short-term cash investments                   $   52,464     302,385
    Investment, at fair value (notes 3 and 6):
      Common stock - LNB Bancorp, Inc.             3,816,478   3,335,957
                                                  ----------  ----------
                                                   3,868,942   3,638,342
                                                  ----------  ----------
  Receivables:
    Employer contributions                               -0-     150,000
    Dividends and interest                            47,735      42,723
                                                  ----------  ----------
              Total receivables                       47,735     192,723
                                                  ----------  ----------
              Assets available for
              distribution to participants        $3,916,677   3,831,065
                                                  ==========  ==========


  See accompanying notes to financial statements.

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

Statements of Changes in Assets Available for Distribution to Participants

                    Years ended December 31, 2001 and 2000


                                                         2001      2000
                                                     ---------- ---------

  Additions:
    Investment income:
     Dividends                                       $  165,657   148,089
     Interest                                            14,566     8,236
     Net appreciation in fair value
      of investments (note 3)                            48,708    49,512
                                                     ---------- ---------
           Total investment income                      228,931   205,837
                                                     ---------- ---------
    Employer contribution                                   -0-   450,000

           Total additions                              228,931   655,837
                                                     ---------- ---------
  Deductions - distributions to participants           (143,319) (262,195)
                                                     ---------- ---------
           Increase in assets available for
             distribution to participants                85,612   393,642

  Assets available for distribution to participants:
    Beginning of year                                 3,831,065 3,437,423
                                                     ---------- ---------
    End of year                                      $3,916,677 3,831,065
                                                     ========== =========

  See accompanying notes to financial statements.

                             THE LORAIN NATIONAL BANK
                           EMPLOYEE STOCK OWNERSHIP PLAN

                           Notes to Financial Statements

                            December 31, 2001 and 2000

 (1)   Description of the Plan

       The following description of The Lorain National Bank Employee Stock Ownership Plan (Plan) provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

       (a)   General

             The Plan is a defined contribution plan sponsored by The Lorain National Bank (Bank), a wholly owned subsidiary of LNB Bancorp, Inc., covering substantially all employees of the Bank and related LNB Bancorp, Inc. affiliates for which the Bank acts as common paymaster. An employee is eligible to participate in the Plan after the attainment of age 21 and completion of one year of service, as defined in the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

             Under the terms of the Plan, the Investment and Trust Services Division of the Bank acts as trustee for the Plan and, as such, manages a trust fund which includes all of the Plan's assets. The trustee has been granted discretionary authority concerning purchases and sales of investments in the trust fund made from employer contributions.

       (b)   Bank Contributions

             The amount of the contribution is determined by the Bank's Board of Directors in its absolute discretion. The Bank is not required to make a contribution in any specific year. Contributions are allocated to participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year.

       (c)   Participant Contributions

             The Plan does not permit participant contributions.

       (d)   Vesting

             Each participant vests in the bank contribution after 5 years of service. Forfeitures of nonvested employer contributions are made available first to reinstate previously forfeited account balances of former participants who are reemployed by the Plan sponsor. The remaining forfeitures, if any, shall be allocated among the participants' accounts in the proportion each participant's annual compensation bears to the total annual compensation of all participants for that plan year. At December 31, 2001, forfeited nonvested accounts totaled $28,795.

 (e)   Distributions Upon Termination of Employment

             A participant whose employment terminates by reason of retirement on their early retirement date or on their normal retirement date, receives their vested benefits. The participant may elect distribution of their vested benefits either in a single distribution or in annual, semiannual, quarterly, or monthly installments.

             A participant whose employment is terminated for any reason other than those designated above may receive a single distribution of their vested benefits.

                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                        Notes to Financial Statements

                         December 31, 2001 and 2000

       (f)   Plan Termination

             Although it has not expressed any intention to do so, the Bank has the right to terminate the Plan subject to the provisions set forth in ERISA. In the event of Plan termination, the assets of the Plan will be allocated as prescribed by ERISA and its related regulations.

       (g)   Plan Administrator

             The Plan Administrator is the President and Chief Executive Officer of the Bank.

 (2)  Summary of Significant Accounting Policies

       (a)   Basis of Presentation

             The accompanying financial statements of the Plan have been prepared under the accrual method of accounting.

       (b)   Investments

             The fair value of investments and changes therein are determined through the use of current quoted market values. Purchases and sales are recorded on a trade date basis. Interest income is recorded on the accrual method of accounting.

       (c)   Use of Estimates in the Preparation of Financial Statements

             The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and changes therein, and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

       (d)   Payment of Benefits

             Benefit payments to participants are recorded when paid.

       (e)   New Accounting Procedures

             In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, which was amended in June 2000 by SFAS No. 138. SFAS No. 133, as amended, requires that an entity recognize all derivatives and measure those instruments at fair value

             The Plan adopted SFAS No. 133, as amended, effective January 1, 2001, with no impact to the Plan's financial statements.

      17                 THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

                       Notes to Financial Statements

                        December 31, 2001 and 2000

     (3)  Investment

     The following table presents the fair values of investments at December 31, 2001 and 2000:
                                    2001                     2000
                           ---------------------   --------------------
                              Number                  Number
                            of Shares     Fair      of Shares     Fair
                             or Units    Value       or Units    Value
                           --------- -----------   --------- -----------
     Common stock -
      LNB Bancorp, Inc.      176,469 $ 3,816,478     152,919 $ 3,335,957
                           ========= ===========   ========= ===========

     During the years ended December 31, 2001 and 2000, the Plan's investments (including investments bought, sold, and held during the year) appreciated in value by $48,708 and $49,512, respectively

(4)  Administrative Expenses

     The administrative expenses of the Plan are paid by the Bank.

(5)  Federal Income Taxes

     The Internal Revenue Service issued its latest determination letter on May 6, 1996 which stated that the Plan and its underlying Trust, as designed, qualify under the applicable provisions of the Internal Revenue Code. A new tax determination letter was applied for during the Current year to comply with the GUST Amendments, however, due to a Backlog with the IRS, the determination letter has not yet been Received. In the opinion of the Plan Administrator, the Plan and its Underlying Trust have operated within the terms of the Plan and remain qualified under the applicable provisions of the Internal Revenue Code.

     As long as the Plan continues to be qualified under present federal income tax laws and regulations, participants will not be taxed on Bank contributions or on investment earning on such contributions at the time such contributions and investment earnings are received by the Trustee, but may be subject to tax thereon at such time as they receive distributions under the Plan.

(6)  Party-in-Interest Transactions

     The following is a summary of transactions in common stock of LNB Bancorp Inc., 100% owner of the Bank, during the year ended
     December 31, 2001:

                                                    Number     Fair
                                                  of Shares    Value
                                                -----------  -----------
       Balance at December 31, 2000                152,919  $ 3,335,957
         Stock Dividend, 2%                          3,287           -
         Purchases                                  22,953      492,898
         Distributions                              (2,690)     (50,879)
         Net appreciation                               -        38,502
                                                -----------  -----------
       Balance at December 31, 2001                176,469  $ 3,816,478
                                                ===========  ===========

      19                 THE LORAIN NATIONAL BANK
                       EMPLOYEE STOCK OWNERSHIP PLAN

                       Notes to Financial Statements

                        December 31, 2001 and 2000

(7)  Assets Available for Distribution to Participants


                                                   2001         2000
                                                -----------  -----------

     Assets payable to terminated participants  $   25,187   $  132,963
     Assets available for continuing
       participants                              3,891,490    3,698,102
                                                -----------  -----------
                                                $3,916,677   $3,831,065
                                                ===========  ===========

                                                            Schedule 1

                           THE LORAIN NATIONAL BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                             Plan Number: 002



       Schedule H, line 4i - Schedule of Assets (Held at End of Year)
                             December 31, 2001

Column A     Column B                   Column C              Column D
--------  ------------------   --------------------------    -----------
                               Description of investment
          Identity of issue,    including maturity date,
          borrower, lessor     rate of interest, collateral,
           or similar party      par or maturity value          Cost
--------  ------------------   --------------------------    -----------
*         LNB Bancorp, Inc.     176,469 shares of common     $ 3,615,982
                                   stock
*         Lorain National Bank  Treasury Trust Fund               52,464
                                                             -----------
                                                             $ 3,668,446
                                                             ===========


Schedule H, line 4i - Schedule of Assets (Held at End of Year) Continued

Column A     Column B                   Column C              Column E
--------  ------------------   --------------------------    -----------
                               Description of investment
          Identity of issue,    including maturity date,
          borrower, lessor     rate of interest, collateral,    Current
           or similar party       par or maturity value          value
-------- ------------------   --------------------------    -----------
*         LNB Bancorp, Inc.     176,485 shares of common     $ 3,816,478
                                   stock
*         Lorain National Bank  Treasury Trust Fund               52,464
                                                             -----------
                                                             $ 3,868,942
                                                             ===========

*Party in interest

 See accompanying independent auditors' report.

                                                            Schedule 2

                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                              Plan Number: 002

        Schedule H, line 4j - Schedule of Reportable Transactions

                        Year ended December 31, 2001

Series transactions, when aggregated, involving an amount in excess of 5% of the current value of Plan assets:

   Column A               Column B          Column C   Column D   Column E
-------------------- --------------------- ---------- ---------- ---------
Identity of             Description         Purchase   Selling    Lease
party involved           of assets            price     price     rental
-------------------- --------------------- ---------- ---------- ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock,
                        143 purchases     $ 492,898         -         -
                        1 sale                   -          2         -
                        (fractional share)
* Lorain National Bank Treasury Trust Fund,
                         14 purchases       183,547         -         -
                        137 sales        $       -     433,468        -
                                           ========== ========== =========

Schedule H, line 4j - Schedule of Reportable Transactions Continued

Column A               Column B          Column F    Column G   Column H
---------------------- ----------------- ------------- --------  ---------
                                                                 Current
                                           Expense               value of
                                          incurred              asset on
Identity of             Description          with      Cost of transaction
party involved           of assets       transaction     asset    date
---------------------- ----------------- ------------- --------- ---------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock,
                        143 purchases            -       492,898  492,898
                        1 sale                   -             2        2

* Lorain National Bank Treasury Trust Fund,
                        14 purchases             -       183,547  183,547
                       137 sales                 -       433,468  433,468
                                         ============= ========= =========

                                                            Schedule 2

                          THE LORAIN NATIONAL BANK
                        EMPLOYEE STOCK OWNERSHIP PLAN

                              EIN: 34-0869480
                              Plan Number: 002

 Schedule H, line 4j - Schedule of Reportable Transactions Continued


     Column A               Column B          Column I
---------------------- ---------------------- -------------
   Identity of             Description        Net gain
   party involved           of assets         or (loss)
---------------------- ---------------------- -------------
* LNB Bancorp, Inc.    LNB Bancorp, Inc.
                        common stock,
                        143 purchases            -
                        1 sale                   -
                        (fractional share)

* Lorain National Bank Treasury Trust Fund,
                        14 purchases             -
                       137 sale                  -
                                              ============

* Party in interest

  See accompanying independent auditors' report.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Administrator has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



          THE LORAIN NATIONAL BANK EMPLOYEE STOCK OWNERSHIP PLAN
          ------------------------------------------------------
                              (Name of Plan)




Date: June 28, 2002            By: /s/ Gregory D. Friedman
      -------------               -----------------------
                                  Gregory D. Friedman, CPA
                                  Executive Vice President,
                                  Chief Financial Officer and
                                  Corporate Secretary


                                  /s/ Mitchell J. Fallis
                                  ----------------------
                                  Mitchell J. Fallis, CPA
                                  Vice President and
                                  Chief Accounting Officer

(LETTERHEAD)                                          Exhibit 23.1
(LOGO)
KPMG LLP
One Cleveland Center
1375 East Ninth Street, Suite 2600
Cleveland, OH 44114-1796

                       Consent of Independent Accountants
                       ----------------------------------

The Plan Administrator
LNB Bancorp, Inc.:

We consent to the incorporation by reference in the Registration Statement No. 33-65034 of LNB Bancorp, Inc. of our report dated June 21, 2002, relating to the statements of assets available for distribution to participants of The Lorain National Bank Employee Stock Ownership Plan as of December 31, 2001 and 2000, and the related statements of changes in assets available for distribution to participants for the years then ended, and the related supplemental schedules, which report appears in Amendment No. 1 to the 2001 annual report on Form 10-K of LNB Bancorp, Inc.

/s/ KPMG LLP
Cleveland, Ohio
June 28, 2002

(LOGO)
Member Firm of
KPMG International